Owen Kratz - Chief Executive Officer Martin Ferron - President Wade Pursell - Chief Financial Officer First Quarter 2005 Earnings Conference Call May 5, 2005

Agenda I. Summary of Results II. Operational Highlights by Segment A. Marine Contracting i. Shelf Contracting ii. Deepwater & Robotics iii. Well Operations B. Production Facilities C. Oil & Gas Production III. Strategic Overview and Outlook IV. Questions & Answers 2

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward- looking statements. All statements, other than statements of historical fact, are statements that could be deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; complexities of global political and economic developments, and other risks described from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ending December 31, 2004. We assume no obligation and do not intend to update these forward-looking statements. 3

Summary of Results (all amounts in thousands, except per share amounts and percentages) 4 First Quarter First Quarter Fourth Quarter 2005 2004 2004 Revenues $159,575 $120,714 $162,990 Gross Profit (Before Unusual Charges) 56,370 31,741 56,930 35% 26% 35% Asset Impairment Charges ^ ^ <3,900> Expensed Acquisition Costs <4,497> ^ ^ Net Income 25,411 13,645 25,269 16% 11% 16% Diluted Earning Per Share 0.64 0.36 0.65 EBITDA 69,882 46,983 71,810 44% 39% 44%

MARAD Construction and Other Long Term Debt Revolving Credit 5 (Amounts in Millions) 3/31/05 12/31/04 12/31/03 12/31/02 Debt To Book Capitalization 40% 35% 22% 44% Convertible Notes

Convertible Notes Total Principal Amount: $300 million Coupon: 3.25% Maturity: 20 years, Callable after 7 years, Puttable at end of 7, 10 and 15 years Conversion Price: $64.27 Net Share Settlement Election: Cal Dive will settle the conversion value by paying the principal amount in cash and delivering shares for value above the conversion price, if any. Dilution Impact: None initially - - only above $64.27 per share (Example: At $100 per share, 4% dilution). 6

Marine Contracting (MC) First Quarter First Quarter Fourth Quarter 2005 2004 2004 Revenues $100,487 $72,160 $101,451 Gross Profit 20,961 4,062 16,152 21% 6% 16% 7 (Amounts reflected are before intercompany eliminations and pre-tax charges for marine asset value impairments in Q4/04) Q1/05: Overall revenue declined sequentially mainly due to lower procurement related revenue in the Well Operations division and a seasonally slower quarter for Shelf services. Gross profit margins improved 5% sequentially and 15% year over year due to strong execution and better market conditions.

Marine Contracting (MC) cont. Q2/05 and Outlook: We expect Q2 financial performance to be weaker than Q1 due to the timing of the drydocking of the Seawell, Mystic Viking and Cal Diver II. However, demand is building in most market sectors and we anticipate getting back on track with gradually improving performance during the second half of the year. 8

MC - Shelf First Quarter First Quarter Fourth Quarter 2005 2004 2004 48% 32% 68% Utilization Utilization dropped from the record level of Q4/04 due to a lower volume of Hurricane Ivan related work and normal seasonality. Demand for the saturation diving vessels (Cal Diver I and II) remains strong and we are starting to see an expected pick-up in surface diving activity linked to Inspection, Repair and Maintenance (IRM) work. 9

MC - Shelf Strategic Acquisitions Transaction with Stolt Offshore, involving the purchase of Shelf assets, is still due to close during Q2. The deal is expected to be neutral to earnings during the remainder of 2005, as integration takes place, but is likely to produce between $25 million - $30 million of EBITDA in 2006. Asset Purchase Agreement signed with Torch Offshore for the acquisition of five shelf vessels and a deepwater pipelay vessel - Midnight Express for a total of $80 million. Under the terms of the agreement, we would be the initial (i.e., "stalking horse") bidder for these assets in a bankruptcy auction currently planned for early June. Our existing Shelf assets, together with those acquired, will be placed in a new wholly owned subsidiary. 10

MC - Deepwater & Robotics First Quarter First Quarter Fourth Quarter 2005 2004 2004 Deepwater Contracting 63% 70% 64% Robotics 63% 49% 61% Utilization Q1/05: Deepwater vessel utilization was flat with Q4/04 despite a gradual decline in Hurricane Ivan related work. The drydocking of the Intrepid was completed in January and she finished an important tie-back pipelay project in 5,800 fsw during the remainder of the quarter. The robotics group (Canyon) had a record quarter largely driven by robust demand for both ROV support and pipeline burial services in the Europe/Africa/Mediterranean region. 11

MC - Deepwater & Robotics cont. Q2/05 and Outlook: The active deepwater vessels have good backlogs and the Witch Queen will recommence operations in the Trinidad market during the quarter. We are particularly encouraged that the deepwater tie-back pipelay market is developing as we expected when we converted the Intrepid. Bidding activity for this type of project is at an all time high. Demand for Canyon's services is expected to remain high during Q2 and we presently have four support vessels on charter. Our second, high power, deepwater pipeline burial unit will also enter service during the second quarter. 12

MC - Well Operations First Quarter First Quarter Fourth Quarter 2005 2004 2004 96% 82% 92% Utilization Q1/05: The Q4000 had a record quarter for profitability and has now worked almost every day since early July last year. The Seawell was able to complete the Statoil work season in early February without further adverse incident and then transferred straight back to work in the British sector of the North Sea for the rest of the quarter. 13

MC - Well Operations cont. Q2/05 and Outlook: The drydocking of the Q4000 has been delayed until Q3 to allow her to complete an ongoing work commitment and she has good prospects after that. The Seawell entered drydock in mid April and she should get back to work in mid May. She is fully booked for the remainder of the year. In general, as drill rig rates continue to rise, we are achieving improved pricing for both well intervention assets. 14

Production Facilities

	First Quarter		Fourth Quarter
	2005	2004	2004
Equity in Earnings	$1,729	$–	$3,555
Production throughput (MBOe)	1,259	–	2,533

- Q1/05: The equity contribution from Deepwater Gateway (*Marco Polo*) declined from Q4/04 due to the expected fall-off in production from the *Marco Polo* reservoir and a $1.2 million charge related to the early retirement of the entity's term loan.

- Outlook: Incremental tariff income will be achieved from the tie-back of the *K2* field in Q2 and the *K2 North* field in Q3. Anadarko is also fast tracking the procurement of hardware necessary to tie back the recent discovery made on the *Genghis Khan* field.

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Oil & Gas Production First Quarter First Quarter Fourth Quarter 2005 2004 2004 Revenues $63,386 $55,195 $66,833 Gross Profit 35,409 27,769 40,762 56% 50% 61% Production (BCFe): Shelf 6.7 8.5 7.1 Gunnison 2.3 1.5 2.7 Average Commodity Prices (net of hedging impact): Oil/Bbl $44.02 $30.66 $39.77 Gas/Mcf 6.64 5.63 6.83 16 (Amounts reflected are before pre-tax charges for expensed acquisition costs in Q1/05)

Oil & Gas Production Q1: Shelf: Commodity prices remained robust in the first quarter with our net realized price per BCFe up 27% from the prior year first quarter and slightly ahead (3%) of last quarter. Shelf production declined 6% from last quarter due mainly to unexpected downtime at EC 374 in February. Margins were negatively impacted by a $1.7 million charge taken at EC 38 as a result of unsuccessful well work. Natural gas made up 58% of the shelf production in Q1. Gunnison: Production declined 15% from last quarter due mainly to unexpected downtime in February resulting from pipeline problems. Natural gas made up 52% of Gunnison production in Q1. Outlook: We remain confident that through continuing exploitation efforts and acquisitions, we will achieve our 2005 guidance of 40 - 45 BCFe of total production. 17

Oil & Gas Production Development Property Acquisitions Telemark (30%), Devil's Island (50%), Tulane (50%) and Bass Lite (37.5%). Total Estimated Acquisition and Development Costs: $300 million to $375 million primarily over the next three years. Total Estimated Acquisition Reserves: 130 to 200 BCFe. Total Associated Marine Contracting Work: $90 million to $120 million. 18

Hedging: As of March 31, 2005 Production Period Instrument Type Average Monthly Volumes Weighted Average Price Crude Oil: April - June 2005 Collars 50 MBbl $38.60 - $50.99 April - June 2005 Swaps 20 MBbl $35.80 July - December 2005 Collars 70 MBbl $40.00 - $53.84 Natural Gas: April - June 2005 Collars 400,000 MMBtu $5.75 - $8.79 July - December 2005 Collars 325,000 MMBtu $5.31 - $9.83 19

2005 Objectives Marine Contracting Revenues: $300 - 330 million Margins: 13% - 15% Oil and Gas 40 - 45 BCFe of production PUD acquisition Mature property acquisition Production Facilities Equity earnings: $22 - 27 million Start up of production from K2/K2N Identify and progress next opportunity Financial Earnings in range $2.00 - $2.70/share No equity dilution Safety TRIR below 1.8 20 Goals